UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2013

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2013, the Compensation and Succession Planning Committee (the “Committee”) of the Board of Directors of AmerisourceBergen Corporation (the “Company”) granted Steven H. Collis, the Company’s President and Chief Executive Officer, an equity award under the AmerisourceBergen Corporation Equity Incentive Plan (the “Plan”).  The award is comprised of a stock option to acquire 107,826 shares of the Company’s common stock (“Common Stock”) and a restricted stock award for 77,995 shares of Common Stock.  The stock option has an exercise price per share equal to $58.74, the closing price per share of Common Stock on the grant date and vests in four equal annual installments upon Mr. Collis’s completion of each year of employment over the four-year period measured from the August 7, 2013 grant date.  The stock option has a term of seven years.  Following Mr. Collis’s completion of a three-year service period measured from the August 7, 2013 grant date, the restricted stock award will vest on any date between August 7, 2016 and November 14, 2019 on which the average daily closing price per share of Common Stock calculated for the immediately preceding ninety (90) consecutive trading days is greater than $40.21.

In November 2012, the Committee revised its policy on the timing of annual equity awards to executives and other eligible employees.  Previously, the Committee reviewed annual equity awards in February or March of each year.  The Committee now reviews annual equity awards in November of each year.  As a result, fiscal year 2012 equity awards and fiscal year 2013 equity awards were made in the same calendar year.

The Committee granted the August 2013 equity award to Mr. Collis to replace the value of a portion of an unvested stock option (originally covering an aggregate of 373,250 shares of Common Stock) granted to Mr. Collis on November 14, 2012 as part of his fiscal year 2013 equity award.  A portion of the November 2012 option was void because the aggregate number of shares of Common Stock subject to equity grants made to Mr. Collis in calendar year 2012 inadvertently exceeded the per person limit under the Plan by 272,423 shares.  The Plan’s per person limit restricts the number of shares of Common Stock that may be subject to awards to any individual in respect of any calendar year.  Accordingly, the November 2012 option was reduced to cover 100,827 shares of Common Stock.  The November 2012 option has an exercise price of $40.21 per share.

The description of the stock option granted to Mr. Collis on August 7, 2013 is qualified by reference to the full text of the stock option award agreement attached as Exhibit 10.1 to this report.  The description of the restricted stock granted to Mr. Collis on August 7, 2013 is qualified by reference to the full text of the restricted stock award agreement attached as Exhibit 10.2 to this report.  Exhibits 10.1 and 10.2 to this report are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

10.1	Stock Option Award to Steven H. Collis, dated August 7, 2013

10.2	Restricted Stock Award to Steven H. Collis, dated August 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: August 9, 2013

	By:	/s/ Tim G. Guttman

Name: Tim G. Guttman
Title: Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Option Award to Steven H. Collis, dated August 7, 2013
10.2	Restricted Stock Award to Steven H. Collis, dated August 7, 2013